EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan of our report, dated January 31, 2003, with respect to the consolidated financial statements of TeleCommunication Systems, Inc. included in its Annual Report (Form 10-K, File No. 0-30821) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland
July 25, 2003